EXHIBIT 99.1

Release      News Release      News Release      News Release      News Release

[LOGO OF AMERICAN EXPRESS COMPANY]
                                           American Express Company American
                                           Express Tower World Financial
                                           Center New York, N.Y. 10285-4805


                                           Contact:   Michael O'Neill
                                                      (212) 640-5951
                                                      mike.o'neill@aexp.com

                                                      Joanna Lambert
                                                      (212) 640-9668
FOR IMMEDIATE RELEASE                                 joanna.g.lambert@aexp.com


              AMERICAN EXPRESS APPOINTS EXECUTIVE VICE PRESIDENT
                           AND CHIEF FINANCIAL OFFICER

NEW YORK, October 8, 2007 -- American Express today named Daniel T. Henry Executive Vice President and Chief Financial Officer. In this role, he will be responsible for leading the Company's Finance organization and representing American Express to investors, lenders and rating agencies.

Mr. Henry, who served as acting CFO since February, is also a member of the Company's Operating Committee.

"Dan has done an excellent job of leading our finance team and has become a key advisor on corporate strategy and business matters," said Kenneth I. Chenault, Chairman and Chief Executive Officer. "Having completed our search, we've selected an outstanding CFO who will be an important part of our Company's leadership and help American Express capitalize on growth opportunities in the payments industry."

Prior to February of this year, Mr. Henry was Executive Vice President and Chief Financial Officer of the U.S. Consumer, Small Business and Merchant Services Group. He joined American Express in 1990 as Comptroller and worked closely with the Company for several years prior to that as a Partner at Ernst & Young.

Mr. Henry graduated from Iona College and received his Masters of Business Administration from Hofstra University.

American Express Company (www.americanexpress.com) is a leading global payments, network and travel company founded in 1850.

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